 QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 24, 1999, included in ADC Telecommunications, Inc.'s Annual Report on Form 10-K for the year ended October 31, 1999, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
Minneapolis, Minnesota
July 26, 2000

QuickLinks

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS